EX-23.1

                             CONSENT OF ACCOUNTANT

                            Janet Loss, C.P.A., P.C.
                          Certified Public Accountant
                      1780 South Bellaire Street, Suite 500
                             Denver, Colorado 80222
                                 (303) 782-0878


April 7, 2003


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  E.T. Corporation - Form S-8

Dear Sir/Madame:

As an independent certified public accountant, I hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of my report dated January 10, 2003 in E.T. Corporation's Form 10-KSB for the fiscal year ended September 30, 2002, and to all references to my firm included in this Registration Statement.

                                        Sincerely,


                                        /s/  Janet Loss
                                        Janet Loss, C.P.A., P.C.